UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported):  March 26, 2002

NETWORK COMPUTING DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20124	77-0177255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Ravendale Drive
Mountain View, California 94043
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 694-0650

(Former name or former address, if changed since last report)

                This Form 8-K/A amends the Current Report on Form 8-K filed on April 10, 2002 to file the Pro Forma Financial Information identified in Item 7(b) below.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

                                                      (a)                            Financial statements of business acquired.

                                                                                                Not applicable.

                                                      (b)                           Pro forma financial information.

                                                                                                Unaudited consolidated pro forma financial statements of Network Computing Devices, Inc., giving effect to disposition of its ThinSTAR Windows-based terminal product line to Neoware Systems, Inc., prepared pursuant to Article 11 of Regulation S-X and filed in accordance with Item 7(b)(1) of Form 8-K.

NETWORK COMPUTING DEVICES, INC.

PRO FORMA CONSOLIDATED RESULTS OF OPERATIONS

For the Year Ended December 31, 2001

(in thousands, except per share amounts)

		Unaudited
	Reported	Adjustments	Proforma
Total net revenues	$36,478	$(7,612)	$28,866
Total cost of revenues	25,857	(7,132)	18,725
Gross profit	10,621	(480)	10,141
Total operating expenses	19,140	(2,900)	16,240
Operating loss	(8,519)	2,420	(6,099)
Loss before income taxes	(9,674)	3,113	(6,561)
Net loss	$(9,696)	$3,113	$(6,583)

Basic and diluted earnings per share:
Net loss per share	$(0.55)	$0.18	$(0.37)
Weighted average shares used in per share computations	17,613	N/A	17,613

The Pro Forma Results of Operations assumes that the transaction with Neoware Systems, Inc. occurred at the beginning of 2001 and the option to acquire NCD’s European operations was not exercised.  As a result of the transaction, the Company will recognize a gain of approximately $3.5 million.  This gain is not reflected in the above pro forma disclosure.

PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

December 31, 2001

			Unaudited
	Reported	Sale	Adjustments	Proforma
Assets:
Cash	$484	$—	$—	$484
Accounts receivable, net	7,298	300	(2,500)	5,098
Inventory, net	4,930	—	(2,000)	2,930
Other assets	3,355	—	—	3,355
Total assets	$16,067	$300	$(4,500)	$11,867

Liabilities and Shareholders’ Equity:
Notes payable	$6,506	$(1,700)	$—	$4,806
Other Current liabilities	9,484	(1,500)	—	7,984
Total shareholders’ equity	77	3,500	(4,500)	(923)
Total liabilities and shareholders’ equity	$16,067	$300	$(4,500)	$11,867

The Pro Forma Balance Sheet assumes the sale of the ThinSTAR product line would affect accounts receivable, inventories and accounts payable (Adjustments).  In connection with the sale, the Company expects to liquidate approximately $4.5 million of inventory and accounts receivable held in connection with the ThinSTAR product line at their book values on December 31, 2001.  The pro forma adjustments also reflect the use by the Company of net proceeds of approximately $3.2 million to pay down bank debt and accounts payable.

(c)           Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated as of March 22, 2002 by and between Network Computing Devices, Inc. and Neoware Systems, Inc.

99.1*	Press release dated March 22, 2002

99.2*	Press release dated March 27, 2002.

*              Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMPUTING DEVICES, INC.

Date: April 30, 2002	By:	/s/ Rudolph G. Morin
Name: Rudolph G. Morin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated as of March 22, 2002 by and between Network Computing Devices, Inc. and Neoware Systems, Inc.

99.1*	Press release dated March 22, 2002

99.2*	Press release dated March 27, 2002.

*              Previously filed